Exhibit 1

JOINT FILING AGREEMENT

The undersigned parties hereby agree that this Statement on Schedule 13G filed herewith, and any amendments thereto filed hereafter by any of the undersigned parties, relating to the common shares, no par value, of Siyata Mobile Inc., is being (and will be, in the case of amendments hereto) filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Date: July 6, 2021

ALTSHULER SHAHAM LTD.

By:	/s/ Ran Shaham
Name:	Ran Shaham
Title:	Co-Chief Executive Officer

Altshuler Shaham Provident & PENSION Funds LTD.

By:	/s/ Kalman Shaham
Name:	Kalman Shaham
Title:	Equity Holder

By:	/s/ Yair Lowenstein
Name:	Yair Lowenstein
Title:	Chief Executive Officer and Equity Holder

Psagot Provident Funds and Pension Ltd

By:	/s/ Kalman Shaham
Name:	Kalman Shaham
Title:	Equity Holder

By:	/s/ Yair Lowenstein
Name:	Yair Lowenstein
Title:	Chief Executive Officer and Equity Holder

/s/ Gilad Altshuler
GILAD ALTSHULER